Exhibit 99.1

FOR IMMEDIATE RELEASE

VEREIT® Announces First Quarter 2017 Operating Results
Company Achieved Investment Grade By All Three Major Rating Agencies

Phoenix, AZ, May 4, 2017 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending March 31, 2017.

First Quarter 2017 Highlights

•	Net Income of $14.8 million and Net Loss per diluted share of $(0.00)

•	Achieved $0.19 AFFO per diluted share including $0.01 from Cole Capital

•	Completed $101.5 million of acquisitions and $199.2 million of dispositions

•	Decreased Debt from $6.4 billion to $6.3 billion and Net Debt from $6.1 billion to $6.0 billion

•	Reduced Net Debt to Normalized EBITDA from 5.7x to 5.5x

•	Cole Capital® raised $66.7 million of new equity capital

Credit Rating Updates

•	Moody’s upgraded the credit rating of VEREIT from ‘Ba1’ to an investment grade rating of ‘Baa3’

•	S&P raised its corporate credit rating of VEREIT from ‘BB+’ to an investment grade rating of ‘BBB-‘, matching the bond rating

•	Fitch continues with an investment grade rating of ‘BBB-‘

First Quarter 2017 Consolidated Financial Results

Revenue
Consolidated revenue for the quarter ended March 31, 2017 decreased $21.0 million to $348.0 million as compared to revenue of $369.0 million for the same quarter in 2016, primarily due to 2016 dispositions.

Net Income (Loss) and Net Income (Loss) Attributable to Common Stockholders per Diluted Share
Consolidated net income for the quarter ended March 31, 2017 increased $130.9 million to net income of $14.8 million as compared to a net loss of $(116.1) million for the same quarter in 2016 and net loss per diluted share decreased $0.15 to $(0.00) for the quarter ended March 31, 2017, as compared to a net loss per diluted share of $(0.15) for the same quarter in 2016. The differences were primarily due to lower depreciation and amortization, interest expense, and impairment charges, offset by lower revenue, higher litigation and tax expenses and a smaller total gain on disposition of real estate and unconsolidated entities in the first quarter of 2017.

Normalized EBITDA
Consolidated Normalized EBITDA for the quarter ended March 31, 2017 decreased $15.3 million to $273.3 million as compared to Normalized EBITDA of $288.6 million for the same quarter in 2016, primarily due to 2016 dispositions.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended March 31, 2017 decreased $26.1 million to $170.1 million, as compared to $196.2 million for the same quarter in 2016 and FFO per diluted share decreased $0.04 to $0.17 for the quarter ended March 31, 2017, as compared to $0.21 for the same quarter in 2016.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended March 31, 2017 decreased $5.4 million to $187.3 million, as compared to $192.7 million for the same quarter in 2016, and AFFO per diluted share decreased $0.02 to $0.19 for the quarter ended March 31, 2017, as compared to $0.21 for the same quarter in 2016.

Common Stock Dividend Information
On May 3, 2017, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the second quarter of 2017, representing an annual distribution rate of $0.55 per share. The dividend will be paid on July 17, 2017 to common stockholders of record as of June 30, 2017.

Balance Sheet and Liquidity
As of March 31, 2017, there was no balance outstanding on the Company’s revolving line of credit. The Company’s $2.8 billion unsecured credit facility is made up of a $500 million term loan and a revolving line of credit with $2.3 billion of capacity available. During the quarter, secured debt was reduced by $81.7 million.

Consolidated Financial Statistics
Consolidated Financial Statistics as of the quarter ended March 31, 2017 are as follows: Net Debt to Normalized EBITDA of 5.5x, Fixed Charge Coverage Ratio of 2.9x, Unencumbered Gross Real Estate Assets to Total Gross Assets ratio of 67.2%, Net Debt to Gross Real Estate Assets of 39.0% and Weighted Average Debt Term of 4.2 years.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “First quarter results were in-line with our expectations and provide a solid foundation for 2017. We successfully executed on acquisitions and dispositions - which reduced Red Lobster exposure to 7.4% - as well as maintained a strong and liquid balance sheet. Our ongoing accomplishments resulted in Moody’s and S&P both upgrading the Company, and we are now investment grade with all three major ratings agencies. The size and diversity of our portfolio, combined with a single-tenant focus, have us well-positioned for today’s evolving business environment.”

Real Estate Investment (“REI”) Segment Update

Real Estate Portfolio
As of March 31, 2017, the Company’s portfolio consisted of 4,105 properties with total portfolio occupancy of 98.4%, investment grade tenancy of 41.6% and a weighted-average remaining lease term of 9.6 years. During the quarter ended March 31, 2017, same-store rents (4,071 properties) decreased (0.3)% as compared to the same quarter in 2016. Excluding the effects of the Ovation bankruptcy and last year's early renewal efforts, same store rents would have increased 0.3%.

Property Acquisitions
During the first quarter of 2017, the Company acquired 16 properties for approximately $81.1 million at an average cash cap rate of 7.1%. Additionally, we purchased the fee interest in three properties in which we held the leasehold interest for $20.4 million at an average cash cap rate of 5.5%.

Property Dispositions
During the quarter ended March 31, 2017, the Company sold 50 properties for approximately $199.2 million at an average cash cap rate of 7.3%, including $119.3 million in net sales of Red Lobster restaurants. The gain on first quarter sales was approximately $12.5 million.

Cole Capital® Segment Update

Investment Management Capital Raise
During the quarter, Cole Capital raised $102.7 million of capital on behalf of its sponsored non-listed REITs (the “Cole REITs”), including $36.0 million through the Cole REITs’ distribution reinvestment plans (“DRIP”), compared to $179.0 million, including $34.4 million of DRIP proceeds, in the first quarter of 2016.

Investment Management Acquisitions
Cole Capital invested $216.2 million in 21 properties on behalf of the Cole REITs in the first quarter of 2017, compared to $102.1 million in 13 properties in the first quarter of 2016.

Subsequent Events - Consolidated

Property Acquisitions
From April 1, 2017 through April 28, 2017, the Company acquired two properties for $14.6 million at an average cash cap rate of 6.7%. Acquisitions year-to-date through April 28, 2017, totaled $116.1 million. The average cash cap rate excluding the fee interest purchases was 7.0%.

Property Dispositions
From April 1, 2017 through April 28, 2017, the Company disposed of five properties for an aggregate sales price of $14.7 million at an average cash cap rate of 7.1%. Dispositions year-to-date through April 28, 2017, totaled $213.9 million at an average cash cap rate of 7.3%.

Cole Capital Equity Raise
In April 2017, Cole Capital raised $36.6 million of capital on behalf of the Cole REITs, including $11.9 million through DRIP.

Audio Webcast Details

The live audio webcast, beginning at 1:00 p.m. ET on Thursday, May 4, 2017, is available by accessing this link:
http://ir.vereit.com/. Participants should log in 10-15 minutes early.

Following the call, a replay of the webcast will be available at the link above and archived for up to 12 months following the call.

About the Company
VEREIT is a leading, full-service real estate operating company with investment management capability. VEREIT owns and actively manages a diversified portfolio of retail, restaurant, office and industrial real estate assets with a total asset book value of $15.4 billion including approximately 4,100 properties and 93.0 million square feet, located in 49 states, as well as Puerto Rico and Canada. Additionally, VEREIT manages $7.5 billion of gross real estate investments on behalf of the Cole Capital® non-listed REITs. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. Additional information about VEREIT can be found on its website at www.VEREIT.com and through social media platforms such as Twitter and LinkedIn.

Media Contacts
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

John Bacon, Senior Vice President, Corporate Communications
VEREIT
60.778.6057 | JBacon@VEREIT.com

Investor Contact
Bonni Rosen, Director, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Debt Outstanding and Adjusted Debt Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, and Unencumbered Asset Ratio are provided below. Refer to pages 7 through 12 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
Effective January 1, 2017, the Company determined certain non-GAAP measures and operating metrics, which include portfolio metrics, should exclude the impact of properties owned by the Company for which as of the reporting date, (i) the related mortgage loan is in default, and (ii) management has made a decision to transfer the properties to the lender in connection with settling the mortgage note obligation ("Excluded Properties") to better reflect the ongoing operations of the Company. Excluded Properties at March 31, 2017, included one vacant office property and one vacant industrial property, comprising an aggregate of 578,000 square feet, which each secured a mortgage note payable, with aggregate Debt Outstanding of $41.8 million. The Company did not update data presented for prior periods as the impact on prior period non-GAAP measures, including AFFO and Normalized EBITDA, and operating metrics was immaterial.
Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), an industry trade group, has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.
NAREIT defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on real estate including the pro rata share of adjustments for unconsolidated partnerships and joint ventures. We calculated FFO in accordance with NAREIT's definition described above.
In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and other non-routine costs, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, unrealized gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, above-market lease assets and below-market lease liabilities. Effective January 1, 2017, we determined to omit the impact of the Excluded Properties and related non-recourse mortgage notes from AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Normalized EBITDA
Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude non-routine items such as acquisition-related expenses, merger and other non-routine transactions costs, gains or losses on sale of investments, legal settlements and insurance recoveries not in the ordinary course of business and extinguishment of debt cost. We also exclude certain non-cash items such as impairments of intangible assets, straight-line rental revenue, unrealized gains or losses on derivatives, write-off of program development costs, and amortization of intangibles, deferred financing costs, above-market lease assets and below-market lease liabilities. Beginning in 2017, Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. The Company believes that Normalized EBITDA is a useful non-GAAP supplemental measure to investors and analysts for assessing the performance of the Company’s business segments. Therefore, Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP, or as an indicator of the Company’s financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company’s strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Debt Outstanding and Adjusted Debt Outstanding
Debt Outstanding and Adjusted Debt Outstanding are non-GAAP measures that represent the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Beginning in 2017, Adjusted Debt Outstanding omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Debt Outstanding and Adjusted Debt Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall liquidity, financial flexibility, capital structure and leverage. Debt Outstanding and Adjusted Debt Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt
Net Debt is a non-GAAP measure used to show the Company's Adjusted Debt Outstanding, less all cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, Excluding Non-Cash Amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii) the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, Excluding Non-Cash Amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, Excluding Non-Cash Amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, Excluding Non-Cash Amortization, (ii) secured debt principal amortization and (iii) dividends attributable to preferred shares, divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the current quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.

Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events and VEREIT’s future financial condition, results of operations and business, including its positioning and diversified portfolio. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to execute on and realize success from its business plan; VEREIT’s ability to meet its 2017 guidance; the unpredictability of the business plans and financial condition of VEREIT’s tenants; the impact of impairment charges in respect of certain of VEREIT’s properties or other assets; risks associated with pending government investigations and litigations related to VEREIT’s previously disclosed audit committee investigation; the inability of Cole Capital to regain its prior level of capital raise; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Real estate investments, at cost:
Land	$2,868,447	$2,895,625
Buildings, fixtures and improvements	10,630,598	10,644,296
Intangible lease assets	2,017,739	2,044,521
Total real estate investments, at cost	15,516,784	15,584,442
Less: accumulated depreciation and amortization	2,494,811	2,331,643
Total real estate investments, net	13,021,973	13,252,799
Investment in unconsolidated entities	45,145	46,077
Investment in direct financing leases, net	34,909	39,455
Investment securities, at fair value	42,630	47,215
Mortgage notes receivable, net	22,545	22,764
Cash and cash equivalents	285,586	256,452
Restricted cash	46,712	45,018
Intangible assets, net	20,464	24,609
Rent and tenant receivables and other assets, net	346,898	330,705
Goodwill	1,462,585	1,462,203
Due from affiliates	15,007	21,349
Real estate assets held for sale, net	12,081	38,928
Total assets	$15,356,535	$15,587,574

LIABILITIES AND EQUITY
Mortgage notes payable and other debt, net	$2,586,917	$2,671,106
Corporate bonds, net	2,227,307	2,226,224
Convertible debt, net	976,031	973,340
Credit facility, net	497,148	496,578
Below-market lease liabilities, net	217,721	224,023
Accounts payable and accrued expenses	135,817	146,137
Deferred rent, derivative and other liabilities	68,196	68,039
Distributions payable	165,765	162,578
Due to affiliates	7	16
Total liabilities	6,874,909	6,968,041
Commitments and contingencies
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 42,834,138 issued and outstanding as of each of March 31, 2017 and December 31, 2016	428	428
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 974,238,458 and 974,146,650 issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	9,742	9,741
Additional paid-in-capital	12,642,099	12,640,171
Accumulated other comprehensive loss	(1,795)	(2,556)
Accumulated deficit	(4,338,029)	(4,200,423)
Total stockholders’ equity	8,312,445	8,447,361
Non-controlling interests	169,181	172,172
Total equity	8,481,626	8,619,533
Total liabilities and equity	$15,356,535	$15,587,574

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Rental income	$293,739	$313,971
Direct financing lease income	433	569
Operating expense reimbursements	26,726	23,247
Cole Capital revenue	27,131	31,233
Total revenues	348,029	369,020
Operating expenses:
Cole Capital reallowed fees and commissions	2,660	8,068
Acquisition-related	617	242
Litigation and other non-routine costs, net of insurance recoveries	12,875	(5,175)
Property operating	34,016	34,813
General and administrative	29,148	29,400
Depreciation and amortization	183,152	204,308
Impairments	6,725	160,517
Total operating expenses	269,193	432,173
Operating income (loss)	78,836	(63,153)
Other (expense) income:
Interest expense	(73,743)	(80,426)
Loss on extinguishment and forgiveness of debt, net	(70)	—
Other income, net	798	1,062
Equity in (loss) income and gain on disposition of unconsolidated entities	(82)	10,404
Gain (loss) on derivative instruments, net	824	(1,086)
Total other expenses, net	(72,273)	(70,046)
Income (loss) before taxes and real estate dispositions	6,563	(133,199)
Gain on disposition of real estate and held for sale assets, net	12,481	17,175
Income (loss) before taxes	19,044	(116,024)
Provision for income taxes	(4,254)	(56)
Net income (loss)	14,790	(116,080)
Net (income) loss attributable to non-controlling interests	(352)	2,994
Net income (loss) attributable to the General Partner	$14,438	$(113,086)

Basic and diluted net loss per share attributable to common stockholders	$(0.00)	$(0.15)
Distributions declared per common share	$0.14	$0.14

VEREIT, INC.
CONSOLIDATED EBITDA AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2017	2016
Net income (loss)	$14,790	$(116,080)
Adjustments:
Interest expense	73,743	80,426
Depreciation and amortization	183,152	204,308
Provision for income taxes	4,254	56
Proportionate share of adjustments for unconsolidated entities	1,246	1,822
EBITDA	$277,185	$170,532
Gain on disposition of real estate assets, including joint ventures, net	(12,481)	(27,373)
Impairments	6,725	160,517
Acquisition-related expenses	617	242
Litigation and other non-routine costs, net of insurance recoveries	12,875	(5,175)
(Gain) loss on derivative instruments, net	(824)	1,086
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,305	1,296
Loss on extinguishment and forgiveness of debt, net	70	—
Net direct financing lease adjustments	621	559
Straight-line rent, net of bad debt expense related to straight-line rent	(12,797)	(13,045)
Other amortization and non-cash charges	861	(126)
Proportionate share of adjustments for unconsolidated entities	(48)	94
Adjustment for Excluded Properties	(764)	—
Normalized EBITDA	$273,345	$288,607

VEREIT, INC.
CONSOLIDATED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended March 31,
	2017	2016
Net income (loss)	$14,790	$(116,080)
Dividends on non-convertible preferred stock	(17,973)	(17,973)
Gain on real estate assets and interest in joint venture, net	(12,481)	(27,373)
Depreciation and amortization of real estate assets	178,295	195,991
Impairment of real estate	6,725	160,517
Proportionate share of adjustments for unconsolidated entities	709	1,147
FFO attributable to common stockholders and limited partners	$170,065	$196,229

Acquisition-related expenses	617	242
Litigation and other non-routine costs, net of insurance recoveries	12,875	(5,175)
(Gain) loss on derivative instruments, net	(824)	1,086
Amortization of premiums and discounts on debt and investments, net	(847)	(4,426)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,305	1,296
Net direct financing lease adjustments	621	559
Amortization and write-off of deferred financing costs	6,347	7,307
Amortization of management contracts	4,146	7,451
Deferred tax expense (benefit)	1,649	(1,457)
Loss on extinguishment and forgiveness of debt, net	70	—
Straight-line rent, net of bad debt expense related to straight-line rent	(12,797)	(13,045)
Equity-based compensation expense	3,111	1,730
Other amortization and non-cash charges	634	743
Proportionate share of adjustments for unconsolidated entities	55	135
Adjustment for Excluded Properties	294	—
AFFO attributable to common stockholders and limited partners	$187,321	$192,675

Weighted-average shares outstanding - basic	973,849,610	903,825,726
Limited Partner OP Units and effect of dilutive securities	24,402,139	26,354,148
Weighted-average shares outstanding - diluted	998,251,749	930,179,874

FFO attributable to common stockholders and limited partners per diluted share	$0.17	$0.21
AFFO attributable to common stockholders and limited partners per diluted share	$0.19	$0.21

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31, 2017
Interest expense, Excluding Non-Cash Amortization	$68,123
Secured debt principal amortization	8,993
Dividends attributable to preferred shares	17,973
Total fixed charges	95,089
Normalized EBITDA	273,345
Fixed Charge Coverage Ratio	2.87	x

	March 31, 2017
Adjusted Debt Outstanding	$6,277,388
Less: cash and cash equivalents	285,586
Net Debt	5,991,802
Normalized EBITDA annualized	1,093,380
Net Debt to Normalized EBITDA Annualized Ratio	5.48	x

Net Debt	$5,991,802
Gross Real Estate Investments	15,367,137
Net Debt Leverage Ratio	39.0%

Unencumbered Gross Real Estate Investments	$10,319,871
Gross Real Estate Investments	15,367,137
Unencumbered asset ratio	67.2%

March 31, 2017
Mortgage notes payable and other debt, net	$2,586,917
Corporate bonds, net	2,227,307
Convertible debt, net	976,031
Credit facility, net	497,148
Total debt - as reported	6,287,403
Adjustments:
Deferred financing costs, net	51,936
Net premiums	(20,131)
Debt Outstanding	$6,319,208
Debt Outstanding - Excluded Properties	(41,820)
Adjusted Debt Outstanding	6,277,388

Three Months Ended
March 31, 2017
Interest expense - as reported	$(73,743)
Less Adjustments:
Amortization of deferred financing and issuance costs	(6,443)
Amortization of net premiums	1,881
Interest Expense, Excluding Non-Cash Amortization - Excluded Properties	(1,058)
Interest Expense, Excluding Non-Cash Amortization	$(68,123)

VEREIT, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(Cole Capital Segment)
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended March 31,
	2017	2016
Net income (loss)	$2,010	$(546)
FFO attributable to common stockholders and limited partners	2,010	(546)

Acquisition-related expenses	—	25
Amortization of management contracts	4,146	7,451
Deferred tax expense (benefit)	1,649	(1,457)
Equity-based compensation expense	1,447	931
Other amortization and non-cash charges	632	743
AFFO attributable to common stockholders and limited partners	$9,884	$7,147

Weighted-average shares outstanding - basic	973,849,610	903,825,726
Limited Partner OP Units and effect of dilutive securities	24,402,139	26,354,148
Weighted-average shares outstanding - diluted	998,251,749	930,179,874

FFO attributable to common stockholders and limited partners per diluted share	$0.002	$(0.001)
AFFO attributable to common stockholders and limited partners per diluted share	$0.010	$0.008